EXHIBIT 10.6

OPTION AGREEMENT

THIS AGREEMENT is made and entered into this 18th day of December, 2009, by and between MDI, Inc., a Delaware corporation (hereinafter referred to as the "Grantee") and 214 Investments, Inc., a Texas corporation, (hereinafter referred to as “Grantor”).

In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.

GRANT OF OPINION.  For and in consideration of the sum of $1,000.00 and other good and valuable consideration paid by Grantee, receipt and sufficiency of which are hereby acknowledged by Grantor, the Grantor herein grants to Grantee the exclusive right, privilege, and option to purchase all of the issued and outstanding membership interests of Monitor Dynamics, Inc, a Texas corporation and a wholly owned subsidiary of Grantor (“Monitor”).

2.

EXERCISE.  This option shall first be exercisable by Grantee thirty (30) days after execution hereof and may be exercised by Grantee any time thereafter on or before the second anniversary of the Agreement ("Expiration Date") by written notice to Grantor, which notice shall be effective upon the mailing or delivery of said notice to the Grantor.

3.

SECURITIES PURCHASE AGREEMENT.  In the event that Grantee exercises this option, the closing and the terms of said transaction shall take place pursuant to a Securities Purchase Agreement substantially in the form attached as Exhibit A and the purchase price shall be payable by means of Grantee’s cancellation of that certain Note, by and between Grantor and Grantee dated December _, 2009 in the principal amount of $757,500. The Securities Purchase Agreement shall be signed and delivered by the parties within two (2) days of such exercise.

4.

ASSIGNMENT.  This option and all rights and obligations hereunder shall be assignable by Grantee to one or more nominees of its sole choosing. Grantor may not assign this Agreement or any rights under it.

5.

CONFIDENTIALITY.  Grantor and Grantee agree that this transaction is confidential to the parties hereto and their respective successors and assigns and neither party, except as required by law, will discuss or reveal any portion of the contents of, or the existence of, this Option.

6.

BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided aforesaid.

7.

LAW OF THE FORUM.  This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Texas regardless of the jurisdiction in which litigation relating to the subject matter hereof is initiated or continued.  In the event any action is brought based on this Agreement the venue for any such action will be any court of competent jurisdiction of the State of Texas located in Bexar, County, Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed.

GRANTEE

MDI, INC.

/s/ John Linton_________________

By: John Linton

Its:  President

GRANTOR

214 INVESTMENTS, INC.

_/s/ Robert A. Schorr____________

By:   Robert A. Schorr

Its:   Officer